                                  EXHIBIT 3(I)


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                          OF FLORIDA STEEL CORPORATION


I. The name of the Corporation whose Articles of Incorporation are being amended and restated in the following Amended and Restated Articles of Incorporation is FLORIDA STEEL CORPORATION.

II. The Amended and Restated Articles of Incorporation of Florida Steel Corporation are as follows:

                                   ARTICLE I

     The name of the Corporation is FLORIDA STEEL CORPORATION (hereinafter called the "Corporation").

                                   ARTICLE II

     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which Corporations may be organized under the laws of the State of Florida.

                                  ARTICLE III

     The Corporate existence of the Corporation commenced on August 24, 1956.

                                   ARTICLE IV

     The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, each having a par value of one cent ($.01).

     4.1 All rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

     4.2 The holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     4.3 Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

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



                                   ARTICLE V

     The address of the Corporation's registered office in the State of Florida is 1715 Cleveland Street, City of Tampa, and the name of its registered agent at such address is Marvin F. Hill.

                                   ARTICLE IV

III. Pursuant to Section 607.1007 of the Florida General Corporation Act, the Articles of incorporation of Florida Steel Corporation, initially filed with the Department of State of the State of Florida on August 24, 1956 and amended and restated on November 17, 1988, are being amended and restated Articles of Incorporation set forth in Section II hereof by (i) deleting from old Article IV thereof the requirement that the Board of Directors consist of at least three members, (ii) deleting in its entirety old Article VII thereof, changing the registered agent and (iv) reducing the authorized capital and removing all references to preferred stock. There is no material discrepancy between the Florida Stele Corporation Restated Articles of Incorporation as heretofore filed with the Department of State of the State of Florida and the provisions of the Amended and Restated Articles of Incorporation other than the inclusion of the foregoing amendments.

IV. Pursuant to Sections 607.1003, 607.0704 and 607.1007 of the Florida General Corporation Act, the amendments made hereby simultaneously with restating the Articles of Incorporation of Florida Steel Corporation have been duly adopted by the Board of Directors and by the sole shareholder of Florida Steel Corporation by resolution at a meeting duly held for such purpose on December 21, 1992 and by a unanimous written consent dated December 21, 1992, respectively.

     IN WITNESS WHEREOF, the undersigned Chairman of the Board and Secretary of Florida Steel Corporation have executed the foregoing Amended and Restated Articles of Incorporation on behalf of Florida Steel Corporation on this 21st day of December, 1992.

                                       FLORIDA STEEL CORPORATION



                                       /s/ Koichi Takashima
                                       ---------------------------------
                                       Koichi Takashima
                                       Chairman of the Board


                                       /s/ Marvin F. Hill
                                       ---------------------------------
                                       Marvin F. Hill
                                       Secretary


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



STATE OF NEW YORK

COUNTY OF NEW YORK


     On this day personally appeared before me Koichi Takashima, Chairman of the Board of Florida Steel Corporation, a Florida corporation, and he acknowledged that he executed the foregoing Amended and Restated Articles of Incorporation as such officer for and on behalf of said corporation after having been duly authorized to do so.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of December, 1992.



                                       /s/ Stephen D. Trent
                                       ---------------------------------
                                       Stephen D. Trent
                                       Notary Public, State of New York
                                       No. 24-4936778
                                       Qualified in Kings County
                                       Commission Expires Sept. 23, 1998

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



                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                           FLORIDA STEEL CORPORATION

     Florida Steel Corporation, corporation organized and existing under the laws of State of Florida (the "Corporation"), in order to amend its Articles of Incorporation in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

     1. The Articles of Incorporation of the Corporation were filed by the Secretary of State of the State of Florida on August 24, 1956.

     2. The amendment to the existing Articles of Incorporation being effected hereby is to delete in its entirety Article I of the Articles of Incorporation as of the date hereof, and to substitute in its place the Article set forth below.

     3. As amended below, Article I of the Articles of Incorporation has the sole effect of changing the Corporation's name from "Florida Steel Corporation" to "AmeriSteel Corporation." The Amendment to the existing Articles of Incorporation being effected hereby will make no changes in the current capital structure of the Corporation.

     4. This amendment to the Articles of Incorporation was recommended to the shareholders of the corporation by unanimous written action of the board of directors of the corporation on March 27, 1996 and was approved on March 27, 1996 by the stockholders by way of a written action of shareholders of the Corporation having the requisite number of votes to adopt such amendment as required by Section 607.1003, Florida Statures and in compliance with the requirements, including notice to all other shareholders, of Section 607.0704, Florida Statutes.

     5. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Florida, all required taxes and fees having been paid, and thereafter the name of the Corporation shall be "AmeriSteel Corporation" and Article I of the Articles of Incorporation of the Corporation shall read as follows:

                    **************************************

                                   ARTICLE I
                                      Name

     The name of this corporation shall be:

                             AMERISTEEL CORPORATION

                    **************************************

     IN WITNESS WHEREOF, Florida Steel Corporation has caused these Articles of Amendment of the Articles of Incorporation to be executed by its Chairman of the Board this 27th day of March, 1996.


                                       /s/ Phillip E. Casey
                                       ---------------------------------------
                                       Phillip E. Casey, Chairman of the Board

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



                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                           FLORIDA STEEL CORPORATION

     Florida Steel Corporation, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

      1. The amendment to the existing Articles of Incorporation being effected hereby is to delete Article IV of the Articles of Incorporation and to substitute in its place the following:

                     ************************************

                                   ARTICLE IV

           The capital stock of the corporation shall consist of 30,000,000 shares of common stock, with a par value of $.01 per share. There shall be no preemptive rights with respect to such stock. All rights to vote and all voting power shall be vested exclusively in the holders of common stock.

                     ************************************

      1. The effect of the amendment is to increase the number of authorized shares of common stock of the Corporation from 1,000 shares to 30,000,000 shares.

      2. This amendment to the Articles of Incorporation was unanimously approved by the Board of Directors of the Corporation at a meeting held on May 22, 1995 and by the shareholders of the Corporation by a written action signed by all shareholders and dated May 22, 1995.

      3. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Florida, all required taxes and fees having been paid.

     IN WITNESS WHEREOF, Florida Steel Corporation has caused these Articles of Amendment of the Articles of Incorporation to be executed by its Chairman of the Board this 22nd day of May, 1995.

                                       FLORIDA STEEL CORPORATION



                                       /s/ Phillp E. Casey
                                       ---------------------------------------
                                       Phillip E. Casey, Chairman of the Board

                                     53